IRREVOCABLE PROXY


         The undersigned (the "Stockholders"), stockholders of Flores & Rucks, Inc., a Delaware corporation (the "Corporation"), hereby revoke all proxies bearing a date prior to the date hereof and appoint James C. Flores (the "Proxy Holder"), with full power of substitution, their true and lawful proxy and attorney-in-fact to vote and otherwise represent an aggregate of 1,600,000 shares of the common stock of the Corporation, $.01 par value, which are identified on Schedule A, held of record by the Stockholders, at any special or annual meeting or other vote of the stockholders of the Corporation called after the date hereof . This Irrevocable Proxy entitles the Proxy Holder to vote the Stockholders' shares of common stock in whatever manner he chooses at the stockholders' meetings of the Corporation.

         The Stockholders acknowledge that the proxy and all other power and authority intended to be granted hereby is coupled with an interest sufficient in law to support an irrevocable power, shall not be revokable or terminated by any act of the Stockholders, or any of them, by lack of appropriate power or authority or by the occurrence of any other event or events, and is otherwise irrevocable to the fullest extent permitted by law. This Irrevocable Proxy is being executed in conjunction with the Option Agreement between Stockholders and Proxy Holder dated August 11, 1996, and shall remain irrevocable so long as the Option Agreement remains in full force and effect. In the event the Option Agreement ceases and terminates on its own terms or by operation of law, then this Irrevocable Proxy shall terminate; but until such time, it shall remain in full force and effect. The Stockholders specifically agree that the Proxy Holder may transfer this Irrevocable Proxy to any permitted transferee of the option granted under the Option Agreement.

Dated: September 25, 1996.
                                   STOCKHOLDERS:


                                   /s/ WILLIAM W. RUCKS, IV
                                   -----------------------------------
                                   WILLIAM W. RUCKS, IV., Individually



                                   /s/ CATHERINE MAY RUCKS
                                   -----------------------------------
                                   CATHERINE MAY RUCKS, Individually

                                   RUCKS FAMILY LIMITED PARTNERSHIP

                                   By:/s/ WILLIAM W. RUCKS, IV
                                      -----------------------------------
                                            WILLIAM W. RUCKS, IV.,
                                            General Partner



                                   By:/s/ CATHERINE MAY RUCKS
                                      -----------------------------------
                                            CATHERINE MAY RUCKS,
                                            General Partner










                                        2